UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Computer Sciences Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Computer Sciences Corporation

Notice of 2004 Annual Meeting of Stockholders

The 2004 Annual Meeting of Stockholders will be held on Monday, August 9, 2004, at 10:00 a.m., at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045. The purpose of the meeting is:

•	To elect directors;

•	To approve the 2004 Incentive Plan;

•	To ratify the appointment of independent auditors; and

•	To consider such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 11, 2004 will be entitled to vote at the meeting and any adjournments.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and vote as soon as possible.

You may vote by completing, signing, dating and returning the enclosed proxy form in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy form.

By Order of the Board of Directors,

Hayward D. Fisk
Vice President, General Counsel and Secretary

El Segundo, California
June 30, 2004

TABLE OF CONTENTS

GENERAL INFORMATION
Who May Vote	1
How to Vote	1
Revocation of Proxies	2
Quorum and Vote Required	2
Other Matters to be Acted Upon at the Meeting	3
Solicitation of Proxies	3

CORPORATE GOVERNANCE
Board of Directors	4
Corporate Governance Guidelines and Codes of Ethics	4
Mandatory Retirement of Directors	4
Executive Sessions of Non-Management Directors	4
Communicating with the Board or the Presiding Director	4
Director Independence	5
Board Committees	5
Director Nomination Process	6
Director Attendance at Meetings	7
Compensation of Non-Management Directors	7
Audit Committee Report	8

PROPOSAL 1. ELECTION OF DIRECTORS	9

STOCK OWNERSHIP	10

EXECUTIVE COMPENSATION
Compensation Committee Report	12
Summary Compensation Table	14
Fiscal Year 2004 Option Grants	16
Fiscal Year 2004 Option Exercises and Year End Values	17
Fiscal Year 2004 Equity Compensation Plan Information	17
Defined Benefit Plans	18
Severance Plan	19
Employment Agreement	20
Stock Performance	21

PROPOSAL 2: APPROVAL OF 2004 INCENTIVE PLAN	22

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS	29

ADDITIONAL INFORMATION	30
Section 16(a) Beneficial Ownership Reporting Compliance	30
Stockholder Proposals and Director Nominations at the 2005 Annual Meeting	30
2004 Annual Report on Form 10-K	31

Appendix A: Audit Committee Charter	A-1

Appendix B: 2004 Incentive Plan	B-1

ii

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311

June 30, 2004

PROXY STATEMENT

The Board of Directors of Computer Sciences Corporation is soliciting proxies for use at the 2004 Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, August 9, 2004, at 10:00 a.m., at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045. Distribution of this proxy statement and a proxy form, together with CSC’s 2004 Annual Report, is scheduled to begin on or about June 30, 2004.

GENERAL INFORMATION

Who May Vote.

All holders of record of CSC stock as of the close of business on June 11, 2004 are entitled to vote at the Annual Meeting and any adjournments. There were 188,450,747 shares of CSC stock outstanding on that date. Each share is entitled to one vote.

How to Vote.

If you receive a paper proxy or voting instruction card, you may vote your shares:

•	by completing, executing and returning the card in a timely manner;

•	by using a touch-tone telephone and complying with the telephone voting instructions, if any, on the card; or

•	through the Internet, by complying with the Internet voting instructions, if any, on the card.

If you enrolled for electronic delivery of stockholder communications before the close of business on June 25, 2004, you will receive an e-mail with instructions for accessing this proxy statement, the proxy form and the 2004 Annual Report.

All shares of CSC stock represented by proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted as follows:

•	FOR the election of the nominees to the Board of Directors;

•	FOR the approval of the 2004 Incentive Plan; and

•	FOR the ratification of the appointment of independent auditors.

Stockholders are encouraged to conserve natural resources, as well as save the Company significant printing, mailing and tabulating costs, by visiting http://www.icsdelivery.com/csc and enrolling for electronic delivery of stockholder materials, including proxy materials and annual reports, and Internet voting. Enrollment is effective until canceled.

Questions regarding electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or InvestorRelations@csc.com.

Revocation of Proxies.

You can revoke your proxy at any time before its exercise by (i) giving written notice of revocation to the Secretary of the Company, (ii) submitting a proxy with a later date or (iii) attending the Annual Meeting and voting by ballot.

Quorum and Vote Required.

The presence in person or by proxy of the holders of a majority of the outstanding shares of CSC stock will constitute a quorum at the Annual Meeting.

In the election of directors, the nine persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. The affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR,” “AGAINST” or “ABSTAIN”) on the matter is required to approve the 2004 Incentive Plan, provided that stockholders holding a majority of the shares of CSC stock outstanding on the record date cast votes on this matter. The affirmative “FOR” vote of a majority of the shares of CSC stock present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of the independent auditors.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a proposal when a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. New York Stock Exchange rules do not permit brokers to vote on the approval of the 2004 Incentive Plan without voting instructions from the beneficial owners. In the other two proposals, your broker may vote your street name shares in his or her discretion if you do not provide voting instructions.

Broker non-votes are considered present at the Annual Meeting, but not entitled to vote. Thus, they are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a proposal has been approved. An “ABSTAIN” vote on a proposal is also counted as present for quorum purposes, but has the same effect as a vote “AGAINST” that proposal.

Holders of CSC stock are entitled to cumulate their votes for the election of directors if, on or prior to 10:00 a.m., Pacific Daylight Time, on August 9, 2004, at least one stockholder has notified CSC’s President or Secretary in writing of a desire that voting for the election of directors be cumulative. Under cumulative voting, each stockholder may allocate among the director nominees, in any manner desired, a total number of votes equal to the number of directors to be elected multiplied by the number of shares held.

If there is cumulative voting for the election of directors, the proxy holders named in the proxy will have the discretion to cumulate votes in any manner, and to vote for less than all of the director nominees indicated on the proxy, in order to elect the maximum number of the director nominees set forth in “Proposal No. 1” below.

Other Matters to be Acted Upon at the Meeting.

The Company does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

Solicitation of Proxies.

CSC is making this solicitation, and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, but without any compensation other than their regular compensation, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost of approximately $10,000, not including incidental expenses.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is elected by the stockholders to manage the business of the Company. The Board oversees the Company’s senior management, to whom it has delegated the authority and responsibility for the day-to-day operations of the business.

Corporate Governance Guidelines and Codes of Ethics

The Board has adopted the following:

•	Corporate Governance Guidelines that set forth the structure and functioning of the Board and its committees;

•	a Code of Ethics and Standards of Conduct for all directors of CSC and all employees of CSC and its subsidiaries; and

•	an additional Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

All three documents are available on the Company’s Website, www.csc.com, under “Corporate Governance.” They are also available to any person, without charge, by calling 800.542.3070 or writing to:

Investor Relations Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245

The Company will promptly disclose on its Website (i) any waiver of a director or executive officer’s compliance with the Code of Ethics and Standards of Conduct, and (ii) any amendment or waiver of the Code of Ethics for the CEO, CFO or CAO.

Mandatory Retirement of Directors

Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they become age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

The Board of Directors has determined that it is in the best interests of CSC and its stockholders for Bill Hoover and Jim Mellor to continue to serve as directors until the close of the 2005 Annual Meeting, when each of them will be 75.

Executive Sessions of Non-Management Directors

The Corporate Governance Guidelines require the non-management directors to meet in executive session after the conclusion of each regularly scheduled Board meeting, and at such additional times as they may determine. During fiscal year 2004, they met 5 times. The Presiding Director at executive sessions of non-management directors is rotated each session among all the non-management directors.

Communicating with the Board or the Presiding Director

Stockholders and other interested parties may communicate with the Board, or with the Presiding Director at the next executive session of the non-management directors, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

Director Independence

The Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange requirements for director independence and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, shareholder or officer of an organization that has a relationship with CSC).

Three of our directors are current or former executive officers of CSC: Van Honeycutt is our Chief Executive Officer, Lee Level is our Vice President and Chief Financial Officer, and Bill Hoover is our former Chairman and Chief Executive Officer. The Board has determined that each of the remaining eight directors—Irv Bailey, Steve Baum, Rodney Chase, Tom McDonnell, Warren McFarlan, Jim Mellor, Tom Patrick and Bill Rutledge—is independent.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. The charters of each committee are available on the Company’s Website, www.csc.com, under “Governance/Board of Directors/Committees.” In addition, the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Committee Qualifications and Membership.  Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be “independent” for purposes of CSC’s Corporate Governance Guidelines. In addition:

•	Each Audit Committee member must be “independent” for purposes of the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee, which determination must be disclosed in CSC’s proxy statement. In addition, the Company must disclose whether at least one member of the Audit Committee is an “audit committee financial expert.”

•	Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Bill Rutledge and Tom McDonnell are not standing for re-election at the Annual Meeting. Assuming all the other independent directors are re-elected, the committees will be reconstituted as follows, effective as of the close of the Annual Meeting on August 9, 2004:

Independent Directors	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Irving W. Bailey, II	X	Chair
Stephen L. Baum	Chair		X
Rodney F. Chase	X		X
F. Warren McFarlan		X	Chair
James R. Mellor		X
Thomas H. Patrick	X	X

The Board has determined that:

•	each director who will be a member of a committee as of the close of the Annual Meeting on August 9, 2004 satisfies all the requirements for membership on that committee; and

•	Irv Bailey, Steve Baum, Rodney Chase and Tom Patrick each qualifies as an “audit committee financial expert” for purposes of the rules of the U.S. Securities and Exchange Commission.

Audit Committee.  The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of the Company, and audits of the Company’s financial statements and internal controls over financial reporting. The Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. A report of the Committee is included on page 8 of this Proxy Statement. During the last fiscal year, the Committee held 8 meetings. The current members of the Audit Committee are Warren McFarlan (Chairman), Steve Baum, Rodney Chase and Tom McDonnell.

Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line (800.822.5527). Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review, and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. CSC’s Code of Ethics and Standards of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

Compensation Committee.  The Compensation Committee approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates performance in light of those goals and objectives and, together with the other independent directors, determines his or her compensation based on that evaluation. The Committee also approves the compensation of all other senior executives, and recommends to the Board the compensation of directors and committee members. In addition, the Committee administers all stock incentive plans, and makes recommendations to the Board regarding incentive compensation plans and equity-based plans. A report of the Committee is included on page 12 of this Proxy Statement. During the last fiscal year, the Committee held 5 meetings. The current members of the Compensation Committee are Jim Mellor (Chairman), Irv Bailey and Bill Rutledge.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee assists the Board of Directors in identifying and evaluating candidates for election or re-election as directors, and in shaping the corporate governance of the Company. The Committee recommends the membership and chairman of each Board committee, and monitors the continuing qualification of directors to serve as Board and committee members. Periodically, the Committee assesses Board size, structure and operations, and reviews the Company’s significant corporate governance documents. The Committee oversees the orientation and education of directors, and the Board’s annual self-evaluation of its performance. During the last fiscal year, the Committee held 4 meetings. The current members of the Nominating/Corporate Governance Committee are Bill Rutledge (Chairman), Steve Baum, Rodney Chase and Warren McFarlan.

Director Nomination Process

The Board believes that all directors should have the following attributes:

•	They exhibit the highest professional and personal ethics and values.

•	They have had a successful career that demonstrates senior level management and leadership experience in a public company, government or a major academic institution.

•	They (other than employee directors) meet the standards of independence set forth in CSC’s Corporate Governance Guidelines.

•	They are financially literate.

•	They are able to serve on the Board for a sustained period of time after they are first elected, preferably for at least five years.

•	They are able to devote sufficient time and energy to the performance of their duties as a CSC director, and serve on no more than four other public company boards, if retired, and three if not retired.

•	They do not hold any position or have any relationship that would cause CSC to violate any applicable legal requirement.

•	They are able to effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all CSC stockholders and other stakeholders.

In evaluating potential director nominees, the Nominating/Corporate Governance Committee first screens them for these attributes. The Committee then considers the contribution they would make to the Board’s balance and diversity of knowledge, experience and capability, and their likely impact on Board dynamics and effectiveness.

The Committee will consider potential director candidates recommended by stockholders who own in excess of 1% of the Company’s outstanding shares. Any such stockholder recommendation for director nominees at the 2005 Annual Meeting of stockholders should be submitted to the Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, within the time period described in “Additional Information; Stockholder Proposals and Director Nominations at the 2005 Annual Meeting” below. The submission should include the following:

•	Evidence of the stockholder’s current CSC stockholdings;

•	Sufficient information to permit the Committee to evaluate the candidate pursuant to the criteria described above;

•	A detailed description of any relationship or understanding between the stockholder and the candidate; and

•	The consent of the candidate to serve if nominated and elected.

Stockholder recommendations made in accordance with the foregoing will be evaluated by the Committee on the same basis as recommendations from other sources.

One of the nominees for election at the Annual Meeting has not previously stood for election by the Company’s stockholders. Tom Patrick was recommended to the Committee as a potential director candidate by an executive officer of the Company. The Committee retained a third-party search firm to assist it in evaluating him. Upon recommendation by the Committee, the Board elected Mr. Patrick as a director on February 10, 2004.

Director Attendance at Meetings

As set forth in the Corporate Governance Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. The Board held 6 meetings in fiscal year 2004. Each director attended over 92% of the meetings of the Board and the Board committees of which they were a member during fiscal year 2004, and each director standing for election or re-election as a director at the 2003 Annual Meeting of Stockholders attended that meeting.

Compensation of Non-Management Directors

Cash Compensation.  Non-management directors receive an annual retainer of $55,000 and a meeting fee of $2,000 for each day of attendance at a Board meeting. Each non-management director who is a member of the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee receives a meeting fee of $2,000 for each day of attendance at any committee meeting held on a day upon which there is not also a Board meeting.

Restricted Stock Units. Each non-management director was awarded 1,800 restricted stock units (“RSUs”) on August 11, 2003 (1,800 shares of CSC stock had an aggregate market value of approximately $75,000 on that date). The RSUs vest in full at the next annual meeting of CSC stockholders. When the holder of RSUs ceases to be a CSC director, the RSUs are automatically redeemed for shares of CSC stock and dividend equivalents with respect to those shares. The number of shares to be delivered upon redemption is equal to the number of RSUs that are vested at the time the holder ceases to be a director. At the holder’s election, the RSUs may be redeemed (i) as an entirety, upon the day the holder ceases to be a director, or (ii) in substantially equal amounts upon the first 5, 10 or 15 anniversaries of that day.

Tom Patrick joined the Board on February 10, 2004 and was awarded 800 RSUs on that date (800 shares of CSC stock had an aggregate market value of approximately $37,500 on February 10, 2004).

Audit Committee Report

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended April 2, 2004, and discussed them with management and with Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 1, 2005, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

F. Warren McFarlan, Chairman
Stephen L. Baum
Rodney F. Chase
Thomas A. McDonnell

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven directors. Tom McDonnell and Bill Rutledge have notified the Board that they do not wish to stand for re-election at the Annual Meeting. We thank Tom and Bill for their many years of service to CSC, and wish them well in their future endeavors.

The Nominating/Corporate Governance Committee has recommended to the Board, and the Board has approved, the nomination of the remaining nine incumbent directors for re-election at the Annual Meeting. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of these nine director nominees.

The Board has amended the Bylaws to reduce the authorized number of directors from eleven to nine, effective as of the close of the Annual Meeting. Votes may not be cast for more than nine director nominees.

The Board of Directors recommends a vote FOR each of its nine director nominees.

The following information regarding the director nominees is as of June 11, 2004.

Irving W. Bailey, II
Managing Director of Chrysalis Ventures, LLC and former Chairman and Chief Executive Officer of Providian Corporation. Mr. Bailey is also a director of AEGON N.V. and Hospira, Inc. He has been a director of CSC since 1992. Age 63.

Stephen L. Baum	Chairman, President and Chief Executive Officer of Sempra Energy. Mr. Baum has been a director of CSC since 1999. Age 63.
Rodney F. Chase
Deputy Chairman, Tesco p.l.c. and Senior Advisor to Lehman Brothers. Former Deputy Group Chief Executive and Managing Director of BP p.l.c. Mr. Chase is also a director of Diageo p.l.c. He has been a director of CSC since 2001. Age 61.

Van B. Honeycutt	Chairman and Chief Executive Officer of the Company. Mr. Honeycutt is also a director of Beckman Coulter, Inc. and Tenet Healthcare Corporation. He has been a director of CSC since 1993. Age 59.
William R. Hoover	Former Chairman, President and Chief Executive Officer of the Company. Mr. Hoover is also a director of Rofin-Sinar Technologies Inc. He has been a director of CSC since 1968. Age 74.
Leon J. Level	Vice President and Chief Financial Officer of the Company. Mr. Level is also a director of UTi Worldwide Inc. He has been a director of CSC since 1989. Age 63.
F. Warren McFarlan
Senior Associate Dean, Director, Asia-Pacific Initiative and Albert H. Gordon Professor of Business Administration, Graduate School of Business Administration, Harvard University. Mr. McFarlan is also a director of Providian Financial Corporation and Li & Fung Limited. He has been a director of CSC since 1989. Age 66.

James R. Mellor
Former Chairman, President and Chief Executive Officer of General Dynamics Corporation. Mr. Mellor is Chairman of USEC Inc. and also a director of AmerisourceBergen Corporation and Net2Phone, Inc. He has been a CSC director since 1992. Age 74.

Thomas H. Patrick	Former Executive Vice Chairman of Merrill Lynch & Co., Inc. Mr. Patrick is also a director of Deere & Company and Baldwin & Lyons, Inc. He has been a director of CSC since February 10, 2004. Age 60.

STOCK OWNERSHIP

The following table provides information on Common Stock beneficially owned as of June 11, 2004 by:

•	each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;

•	each of the five executive officers named in the Summary Compensation Table on page 14;

•	each of the current directors of the Company; and

•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	21,522,157	(2)	11.4%	(2)
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	9,792,308	(3)	5.2%	(3)
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	9,488,017	(4)	5.0%	(4)
Van B. Honeycutt	2,140,239	(5)	1.1%	(5)
Michael W. Laphen	276,313	(5)(7)		(5)(6)(7)
Leon J. Level	294,623	(5)		(5)(6)
Paul M. Cofoni	190,769	(5)		(5)(6)
Paul T. Tucker	181,948	(5)		(5)(6)
Irving W. Bailey, II	17,052	(8)		(6)(8)
Stephen L. Baum	9,119	(8)		(6)(8)
Rodney F. Chase	5,840	(8)		(6)(8)
William R. Hoover	495,010	(8)(9)		(6)(8)(9)
Thomas A. McDonnell	24,016	(8)(10)		(6)(8)(10)
F. Warren McFarlan	16,210	(8)		(6)(8)
James R. Mellor	13,164	(8)		(6)(8)
Thomas H. Patrick	800	(8)		(6)(8)
William P. Rutledge	8,616	(8)(11)		(6)(8)(11)
All executive officers and directors of the Company, as a group (17 persons)	3,856,461	(5)(8)(10)(12)	2.0%	(5)(8)(10)(12)

(1)	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

(2)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G/A filed with the Securities and Exchange Commission on April 8, 2004. Based upon information contained in the filing, Dodge & Cox, in its capacity as an investment advisor, has sole voting power with respect to 20,333,257 of these shares, shared voting power with respect to 202,200 of these shares and sole dispositive power with respect to all of these shares.

(3)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2004. Based upon information contained in the filing (i) all of the 9,792,308 shares are also deemed to be beneficially owned by Edward C. Johnson 3[d], Chairman of FMR Corp. and the owner of 12.0% of the outstanding voting stock of FMR Corp, by Abigail P. Johnson, a director of FMR Corp. and the owner of 24.5% of the outstanding voting stock of FMR Corp., and by certain members of the Johnson family, who together may be deemed to form a controlling group with respect to FMR Corp., (ii) Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp., is the beneficial owner of 9,100,613 of the 9,792,308 shares, and FMR Corp. and Edward C. Johnson 3[d] each has sole dispositive power, but no voting power, with respect to these shares, (iii) Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR Corp., in its capacity as an investment manager of institutional accounts, beneficially owns 690,895 of the 9,792,308 shares, and FMR Corp. and Edward C. Johnson 3[d] each has sole dispositive power with respect to all of these shares, sole voting power with respect to 664,195 of these shares and no voting power with respect to 26,700 of these shares, (iv) Edward C. Johnson 3[d] and members of his family control a partnership which owns stock representing 39.89% of the voting power of Fidelity International Limited, an investment advisor which beneficially owns, and has sole voting and dispositive power with respect to, 800 of the 9,792,308 shares (although FMR Corp. voluntarily included these 800 shares in the total shares it reported as beneficially owned, it disclaims such beneficial ownership).

(4)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2004. Based upon information contained in the filing, Wellington Management Company, LLC, in its capacity as an investment advisor, has shared voting power with respect to 8,419,220 of these shares and shared dispositive power with respect to all of these shares.

(5)	With respect to Messrs. Honeycutt, Laphen, Level, Cofoni, Tucker and all executive officers and directors of the Company, as a group, includes 2,044,023, 202,696, 244,415, 172,470, 169,836, and 3,065,931 shares of Common Stock, respectively, subject to options which were outstanding on June 11, 2004 and which will be exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

With respect to Messrs. Honeycutt, Laphen, Level, Cofoni, Tucker and all executive officers and directors of the Company, as a group, includes 90,000, 64,188, 23,333, 17,267, 10,000 and 217,188 shares of unvested restricted stock outstanding on June 11, 2004. Holders of unvested restricted stock have sole voting power, but no investment power, with respect thereto.

With respect to Messrs. Honeycutt, Laphen, Level, Cofoni, Tucker and all executive officers and directors as a group, includes 6,216, 1,883, 1,897, 1,032, 328 and 16,720 shares of Common Stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 11, 2004, to give voting instructions to the Committee administering the Plan.

(6)	Less than 1%.

(7)	Mr. Laphen and his wife, daughter and son share voting and investment power with respect to 7,546 of these shares.

(8)	With respect to Messrs. Bailey, Baum, Chase, Hoover, McDonnell, McFarlan, Mellor, Patrick, Rutledge and all directors of the Company, as a group, includes 10,052, 7,119, 5,840, 5,200, 8,216, 11,410, 11,964, 800, 8,216, and 68,817 shares of Common Stock, respectively, which shares are subject to restricted stock units that were outstanding on June 11, 2004, and which shares would, pursuant to such restricted stock units, be distributed to such directors if their directorships were to terminate on August 9, 2004. These shares have been deemed to be outstanding in computing the Percent of Class.

(9)	Mr. Hoover and his wife share voting and investment power with respect to 489,810 of such shares.

(10)	Does not include the 8,632,342 shares of Common Stock beneficially owned by DST Systems, Inc., of which Mr. McDonnell is President, Chief Executive Officer and a director.

(11)	Mr. Rutledge and his daughter share voting and investment power with respect to 200 of these shares.

(12)	The executive officers and directors, as a group, have sole voting and investment power with respect to 3,357,601 of these shares, and shared voting and investment power with respect to 498,860 of these shares.

EXECUTIVE COMPENSATION

Compensation Committee Report

General

CSC’s executive compensation program is designed to provide competitive levels of compensation and incentives based on the Company’s performance, and includes salary, annual incentive awards and equity incentives. The annual incentive award may be paid in the form of cash or discount stock options

(as described below), or may be deferred. CSC has also adopted various employee benefit plans, including retirement plans, health plans, insurance plans and others, in which executives are eligible to participate.

The Compensation Committee reviews the compensation of (i) the Chief Executive Officer and the Chief Operating Officer, (ii) each of their direct reports and (iii) each other person who is a CSC executive officer. The Committee determines the compensation of each of these executives other than the Chief Executive Officer. Based on the recommendation of the Compensation Committee, the independent directors determine the compensation of the Chief Executive Officer.

Base salary and equity incentives are determined based on the executive’s experience and long-term contribution to CSC, and on competitive market data. Each year, CSC retains an international compensation consulting firm to provide a report on executive compensation at comparable companies, including regression analysis at various percentiles.

The annual incentive award is determined based on the performance of the executive’s business unit and the Company during the fiscal year, as measured against specific targets set by the Compensation Committee. Targets for fiscal year 2004 included five measures of business unit performance (revenue, operating income, operating income margin, return on investment and operating days’ sales outstanding) and one measure of Company performance (earnings per share), as well as specific individual achievements.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1,000,000 paid to the Chief Executive Officer or the four other most highly compensated executive officers of the Company. The Company’s executive compensation program takes into account such potential limitations on tax deductions, but does not require that all compensation qualify for exemption from Section 162(m). The 2004 Incentive Plan that is being submitted to stockholders for approval at the Annual Meeting would permit the Compensation Committee to grant “performance-based” awards to CSC executive officers that would be fully deductible by the Company. See “Proposal 2: Approval of 2004 Incentive Plan” on page 22.

Fiscal Year 2004 Grants of Equity Incentives

All options currently granted vest ratably on the first three anniversaries of the grant date (assuming continued employment), and provide for accelerated vesting in full upon retirement at age 62 or older with at least 10 years of service. Options currently granted in lieu of a cash bonus have an exercise price equal to 25% of the market value on the option grant date, and an option “spread” on that date equal to 150% of the cash bonus otherwise payable. All other options currently granted (“Market Value Options”) have an exercise price equal to 100% of the market value on the option grant date.

During the fiscal year ended April 2, 2004, executives received equity incentives in the form of Market Value Options. In connection with his promotion to Chief Operating Officer on April 1, 2003, Mr. Laphen received both Market Value Options and shares of restricted stock.

All restricted stock currently granted vests ratably on the third, fourth and fifth anniversaries of the grant date (assuming continued employment), and provides for accelerated vesting in full upon retirement at age 62 or older with at least 10 years of service. The holder of restricted stock is entitled to vote the shares and receive all dividends paid.

Chief Executive Officer Compensation

Mr. Honeycutt has an employment agreement with the Company, which is described on page 20.

Based on Mr. Honeycutt’s individual performance and long-term contributions to the success of the Company during fiscal year 2003, and a review of chief executive officer compensation at comparable companies, Mr. Honeycutt’s base salary was increased 4.5% to $1,252,000 for fiscal year 2004 and he was awarded 200,000 Market Value Options. Based on the Company’s financial performance in fiscal year 2004, as measured against Mr. Honeycutt’s incentive compensation targets, Mr. Honeycutt received an annual incentive award with a value of $2,208,600, which was 100.8% of his target opportunity.

As of June 11, 2004, Mr. Honeycutt had options to purchase an aggregate of 2,894,459 shares of CSC stock and beneficially owned 2,140,239 shares, including 2,044,023 shares subject to options which will be exercisable on or prior to August 10, 2004.

Conclusion

The Compensation Committee believes that the Company’s executive compensation program allows CSC to attract and retain outstanding executives, and is well structured to align management’s and stockholders’ interest in the enhancement of stockholder value through stock ownership programs and incentive programs based on performance and stock value.

We will continue to address the effectiveness of the Company’s total compensation program to meet the needs of the Company and serve the interests of its stockholders.

James R. Mellor, Chairman
Irving W. Bailey, II
William P. Rutledge

Summary Compensation Table

The following table provides information on the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) in the fiscal years ended April 2, 2004, March 28, 2003 and March 29, 2002.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)		Other Annual Compensation(3) ($)	Restricted Stock(4) ($)	Options(5)(6) (#)	All Other Compensation(7) ($)
Van B. Honeycutt	2004	1,261,539	1,104,300	(5)	93,150		256,573	3,573
Chairman and	2003	1,188,893		(5)	36,955		1,013,209	4,517
Chief Executive Officer	2002	1,164,123		(5)	25,411		535,179	4,451
Michael W. Laphen	2004	637,019	630,000		385,989	1,000,011	50,000	4,964
President and	2003	443,554	101,000	(5)	191,880		127,357	3,641
Chief Operating Officer	2002	434,200	207,000	(5)	287,205		61,577	3,208

Leon J. Level	2004	532,994	266,800	(5)	20,076		48,669	4,208
Corporate Vice President and	2003	504,000	227,400	(5)	8,603		131,855	3,584
Chief Financial Officer	2002	493,185		(5)	6,587		65,623	3,298

Paul M. Cofoni	2004	412,125	431,300		16,068		30,000	3,962
Corporate Vice President and	2003	386,923	398,500		4,799		96,313	3,410
President, Federal Sector	2002	380,000	391,000		2,454		45,000	3,236

Paul T. Tucker	2004	403,266		(5)	11,761		35,672	2,810
Corporate Vice President,	2003	379,923	171,450	(5)	4,116		62,271	2,271
Corporate Development	2002	370,946		(5)	3,196		38,041	2,191

(1)	The amounts shown in the Salary column reflect all salary earned during the fiscal year indicated, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

(2)	Bonuses earned during any fiscal year are determined in the following fiscal year pursuant to the Annual Incentive Plan. Bonuses may be paid in cash, deferred pursuant to the Deferred Compensation Plan or paid in the form of discount stock options. The amounts shown in the Bonus column reflect all bonuses earned during the indicated fiscal year that were either paid in cash or deferred. Options granted in lieu of cash bonuses are included in the Options column and described in Note (5) below.

(3)	“Preferential interest” is the portion of interest considered to be at above-market rates pursuant to the rules of the Securities and Exchange Commission. The amounts shown in the Other Annual Compensation column include the following amounts of preferential interest accrued under the Deferred Compensation Plan in the accounts of the Named Executive Officers:

	Fiscal Year
Name	2004	2003	2002
Van B. Honeycutt	$83,312	$34,699	$25,411
Leon J. Level	$19,582	$8,603	$6,587
Paul M. Cofoni	$16,068	$4,799	$2,454
Paul T. Tucker	$11,761	$4,116	$3,196

Messrs. Cofoni and Tucker did not receive any reimbursements for taxes in fiscal years 2004, 2003 or 2002. The amounts shown in the Other Annual Compensation column include the following reimbursements to Messrs. Honeycutt, Laphen and Level for taxes:

	Fiscal Year
Name	2004	2003	2002
Van B. Honeycutt	$9,838	$2,256
Michael W. Laphen	$234,248	$9,000	$5,746
Leon J. Level	$494

In accordance with Securities and Exchange Commission regulations, the amounts shown in the Other Annual Compensation column for Messrs. Honeycutt, Level, Cofoni and Tucker do not include perquisites and other personal benefits, securities or property, other than those described above (collectively, “Perquisites”), since the aggregate Perquisites for each person during each of the indicated fiscal years did not exceed $50,000. The Perquisites for Mr. Laphen, which are described below, are valued on the basis of the aggregate incremental cost to the Company.

Effective July 1, 2000, Mr. Laphen, who is a U.S. citizen, relocated to the U.K. at the Company’s request to serve as President of the Company’s European Group. Effective April 1, 2003, Mr. Laphen relocated to the U.S. to serve as the Company’s President and Chief Operating Officer. The amounts shown for Mr. Laphen in the Other Annual Compensation column include the following:

	Fiscal Year
Perquisite	2004	2003	2002
Relocation Allowance	$84,702		$33,415
Cost of Living Allowance	$49,825	$49,825	$37,716
Housing and Utilities Allowance		$91,268	$164,226
Other Expense Reimbursements	$17,214	$41,787	$46,102

(4)	On April 1, 2003, Mr. Laphen was granted 30,855 shares of restricted stock. These restricted shares vest in equal amounts on the third, fourth and fifth anniversaries of the grant date. The holder of restricted shares is entitled to vote the shares and receive all dividends paid with respect to the shares. The amount shown in the Restricted Stock column represents the market value of 30,855 unrestricted shares on the grant date, based on the closing market price of $32.41 on that date. The market value of 30,855 unrestricted shares on April 2, 2004, the last day of fiscal year 2004, was $1,300,847, based on the closing market price of $42.16 on that date.

(5)	The amounts shown in the Options column include discount stock options granted in lieu of cash bonuses. These options are included in the fiscal year in which the bonus was earned, rather than the fiscal year in which the options were granted. Each discount stock option has an exercise price per share equal to 25% of the closing market price on the grant date, and vests in equal amounts on the first three anniversaries of the grant date. Additional information is set forth below.

Fiscal Year	Name	Cash Bonus	Options In Lieu	Grant Date	Exercise Price	Market Price on Grant Date
2004	Van B. Honeycutt	$1,104,300	56,573	May 12, 2004	$9.76	$39.04
2004	Leon J. Level	$266,800	13,669	May 12, 2004	$9.76	$39.04
2004	Paul T. Tucker	$403,500	20,672	May 12, 2004	$9.76	$39.04

2003	Van B. Honeycutt	$1,877,000	113,209	May 5, 2003	$8.29	$33.16
2003	Michael W. Laphen	$101,000	6,092	May 5, 2003	$8.29	$33.16
2003	Leon J. Level	$227,400	13,716	May 5, 2003	$8.29	$33.16
2003	Paul T. Tucker	$171,450	10,341	May 5, 2003	$8.29	$33.16

2002	Van B. Honeycutt	$1,942,500	85,179	June 13, 2002	$11.40	$45.61
2002	Michael W. Laphen	$207,000	9,077	June 13, 2002	$11.40	$45.61
2002	Leon J. Level	$470,300	20,623	June 13, 2002	$11.40	$45.61
2002	Paul T. Tucker	$354,400	15,541	June 13, 2002	$11.40	$45.61

(6)	On October 29, 2001, the Company announced an option exchange program for all employees who held stock options with an exercise price of $70 or more per share. Pursuant to this program:

(a)	stock options granted on (i) May 3, 2000 to Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker to purchase 300,000, 15,000, 30,000, 35,000 and 15,000 shares, respectively, at an exercise price of $78.94 per share, and (ii) June 20, 2000 to Mr. Laphen to purchase 35,000 shares at an exercise price of $74.69 per share were canceled on November 29, 2001; and

(b)	stock options to purchase an equivalent number of shares at an exercise price of $46.90 per share were granted on May 30, 2002 and are included in the amounts shown in the Options column for fiscal year 2003.

(7)	Each of the Named Executive Officers participates in a defined contribution plan. The amounts shown in the All Other Compensation column include the following matching Company contributions to the plan accounts of the Named Executive Officers:

	Fiscal Year
Name	2004	2003	2002
Van B. Honeycutt	$1,922	$2,872	$2,804
Michael W. Laphen	$4,030	$3,039	$2,634
Leon J. Level	$3,428	$2,901	$2,646
Paul M. Cofoni	$3,357	$2,885	$2,734
Paul T. Tucker	$2,219	$1,756	$1,701

The amounts shown in the All Other Compensation column include the following premiums paid by the Company for term life insurance policies for the benefit of the Named Executive Officers. None of the Named Executive Officers has or will receive or be allocated an interest in any cash surrender value under these policies.

	Fiscal Year
Name	2004	2003	2002
Van B. Honeycutt	$1,651	$1,645	$1,647
Michael W. Laphen	$934	$602	$574
Leon J. Level	$780	$683	$652
Paul M. Cofoni	$605	$525	$502
Paul T. Tucker	$591	$515	$490

Fiscal Year 2004 Option Grants

The following table provides information on stock options granted to the Named Executive Officers in the fiscal year ended April 2, 2004. For a description of the terms and conditions of the options, see “Report of Compensation Committee on Annual Compensation of Executive Officers — Fiscal Year 2004 Grants of Equity Incentives” on page 12. No stock appreciation rights were granted to the Named Executive Officers in fiscal year 2004.

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Market Price per Share on Date of Grant	Exercise or Base Price ($)/sh	Expiration Date	5% ($)	10% ($)
Van B. Honeycutt	200,000 113,209	(1)	7.43 4.21	33.16 33.16	33.16 8.29	5/5/2013 5/5/2013	4,170,829 5,176,385	10,569,700 8,798,434

Michael W. Laphen	50,000 6,092	(1)	1.86 0.23	32.41 33.16	32.41 8.29	4/1/2013 5/5/2013	1,019,124 278,552	2,582,660 473,461

Leon J. Level	35,000 13,716	(1)	1.30 0.51	33.16 33.16	33.16 8.29	5/5/2013 5/5/2013	729,895 627,152	1,849,698 1,065,987

Paul M. Cofoni	30,000		1.11	33.16	33.16	5/5/2013	625,624	1,585,455

Paul T. Tucker	15,000 10,341	(1)	0.56 0.38	33.16 33.16	33.16 8.29	5/5/2013 5/5/2013	312,812 472,833	792,728 803,687

(1)	These discount stock options were granted in lieu of a cash bonus for fiscal year 2003. (See Note (5) to the Summary Compensation Table on page 14).

(2)	Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with Securities and Exchange Commission regulations, and the Company cannot predict whether these values will be achieved.

Fiscal Year 2004 Option Exercises and Year End Values

The following table provides information on stock options that the Named Executive Officers exercised during the fiscal year ended April 2, 2004, and held on April 2, 2004.

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Van B. Honeycutt	240,500	5,476,720	1,632,893	1,089,993	12,675,855	10,177,967
Michael W. Laphen	10,000	226,830	179,906	134,485	881,906	1,015,292
Leon J. Level	5,000	86,500	175,256	152,222	1,005,441	1,524,806
Paul M. Cofoni			119,866	105,874	370,669	528,341
Paul T. Tucker			131,419	79,133	931,664	1,021,074

(1)	The amounts shown reflect the spread between the exercise price and the market value of the underlying shares of Common Stock on April 2, 2004 (based on the $42.16 closing price of Common Stock on that date reported on the Composite Tape for New York Stock Exchange listed companies).

Fiscal Year 2004 Equity Compensation Plan Information

The following table provides information on equity compensation plans as of April 2, 2004. The table does not include the additional shares that would be issuable pursuant to the 2004 Incentive Plan that is the subject of Proposal 2 of this Proxy Statement.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,155,530(1)	$40.17(1)	4,127,252(2)
Equity compensation plans not approved by security holders
Total	18,155,530		4,127,252

(1)	Includes an aggregate of 162,280 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $29.89 per share that were granted under plans we assumed in connection with the acquisition of Nichols Research Corporation and The Continuum Company, Inc. None of these plans permitted grants or awards subsequent to the date of acquisition.

(2)	Represents shares issuable under the 1997 Nonemployee Director Plan and 2001, 1998, 1995 and 1984 Stock Incentive Plans. Each of these plans permits shares to be issued pursuant to any type of arrangement that by its terms involves or might involve the issuance of Common Stock or derivative securities with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock, including, without limitation, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, restricted stock units, other securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares, and any two or more of the foregoing in tandem or in the alternative.

Defined Benefit Plans

Each of the Named Executive Officers participates in the Pension Plan and the Supplemental Executive Retirement Plan (the “SERP”).

Pension Plan.  The Pension Plan is a contributory, career average defined benefit plan. Annual retirement benefits, calculated on a single life annuity basis, equal 2.25% of the participant’s average base salary during all years of participation. There is no deduction for Social Security or other offset amounts, and base salary does not include any bonus, overtime or shift differential compensation.

Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2004, the maximum base salary is $205,000. To the extent that an additional benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”) is not paid under the Pension Plan, that Excess Benefit is paid under the SERP to persons who participate in both Plans.

Normal retirement under the Pension Plan is age 65 or older, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65. Assuming no increase in base salary, the estimated annual benefit under the Pension Plan and the Excess Benefit restoration provision of the SERP, on a single life annuity basis, payable to Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker upon retirement at age 65 is $410,864, $248,419, $143,667, $152,098, and $139,399, respectively.

Supplemental Executive Retirement Plan.  The SERP provides retirement benefits to certain designated officers and key executives of the Company who satisfy its minimum service requirements. It provides two types of benefits: (i) as described above, an Excess Benefit restoration for SERP Participants who also participate in the Pension Plan, which restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits on the maximum base salary used to compute Pension Plan benefits ($205,000 in calendar year 2004) and the maximum benefits payable under the Pension Plan, and (ii) as described below, an Additional Benefit for all SERP participants.

The Additional Benefit is payable to a participant for his or her lifetime in an annual amount equal to 50% of the average of the participant’s highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is generally payable for the spouse’s lifetime.

Payment of the Additional Benefit commences upon normal retirement at age 62 or older, or, in the sole discretion of the Chief Executive Officer, upon early retirement before age 62. Except as set forth in the following paragraph, the amount of the Additional Benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and by -1/12 for each year by which the participant’s period of continuous employment is less than 12 years.

After a participant has commenced receiving benefits, if he or she suffers a severe financial hardship that is not relievable from other financial sources, a withdrawal may be made equal to the present value (determined under Internal Revenue Code rules) of any or all remaining SERP benefits (Excess and Additional), and future benefits will be reduced to reflect the payment of such lump sum.

After a participant commences to receive benefits, his or her Additional Benefit (but not Excess Benefit) is adjusted upward each year by the annual percentage increase in the Consumer Price Index (but not in excess of 5%). The Company pays a participant’s FICA taxes attributable to SERP benefits (both Excess and Additional), and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

If there were a change in control (as defined) and a Participant either:

(i)	had an involuntary termination of employment, or a voluntary termination of employment for good reason (as defined), within three years afterwards, or

(ii)	had any voluntary termination of employment more than one but within three years afterwards,

then payment of the Additional Benefit would commence upon termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment. Within three years after a change in control, a participant (or the spouse of a deceased participant) may elect to receive a lump sum payment equal to 90% of the present value of the remaining SERP benefits (both Excess and Additional Benefits). This lump sum payment is in lieu of any further SERP payments.

For the fiscal year ended April 2, 2004, the base salary covered by the SERP for Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker was $1,261,539, $637,019, $532,994, $412,125 and $403,266, respectively. Assuming no increase in base salary, the estimated annual Additional Benefit, on a single life annuity basis, payable to Messrs. Honeycutt, Laphen, Level, Cofoni and Tucker upon retirement at age 62, or current age if older, is $610,982, $292,386, $236,017, $182,579 and $178,149, respectively.

All stock options held by SERP Participants vest in full and become exercisable to purchase all of the underlying shares upon a change in control.

Severance Plan

Each of the Named Executive Officers also participates in the Severance Plan for Senior Management and Key Employees (the “Severance Plan”), which provides certain benefits to participants in the event of a change in control of the Company.

If there were a change in control (as defined) and any of them either:

(i)	had a voluntary termination of employment for Good Reason (as defined) within two years afterward, or

(ii)	had an involuntary termination of employment, other than for death, disability or Cause (as defined), within three years afterward,

then he would receive a one-time payment and medical benefits during a specified period after termination. Mr. Honeycutt would also be entitled to a one-time payment and medical benefits if he had a voluntary employment termination, with or without good reason (as defined), during the thirteenth month following a change in control.

The amount of the one-time payment is equal to a multiple of the participant’s then-current annual base salary, plus the average of the three most recent annual incentive bonuses paid or determined. The multiple is two for Messrs. Laphen, Level, Cofoni and Tucker, and three for Mr. Honeycutt. The number of years after termination of employment during which a participant would receive medical benefits is equal to the applicable multiple (two or three).

The Severance Plan also provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a change in control.

Employment Agreement

The Company and Mr. Honeycutt have entered into an employment agreement, pursuant to which the Company has agreed to employ Mr. Honeycutt as its Chairman and Chief Executive Officer through May 1, 2010 at a minimum annual base salary of $1,040,000. Mr. Honeycutt reports directly to the Board of Directors, and his salary is subject to annual review and adjustment by the Board. Mr. Honeycutt participates in the Company’s employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

If Mr. Honeycutt resigns for good reason (as defined) or is terminated by the Company without cause (as defined), he will receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon his maximum bonus opportunity for the year; (iii) immediate vesting of all incentive awards; (iv) immediate vesting of all stock options and restricted stock that would otherwise have vested within the following three years, and extension of the stock option exercise period until the earlier of the option expiration date or the fifth anniversary of the employment termination date; (v) a severance payment in an amount equal to the product of (a) the number of years (including fractional years), but not in excess of three, by which the termination date precedes his 65th birthday, multiplied by (b) the sum of his annual base salary, as in effect immediately prior to termination, plus the average of his three most recent annual bonuses paid or determined; (vi) continuation of all health and welfare benefits for the number of years (including fractional years), but not in excess of three, by which the termination date precedes his 65th birthday; and (vii) SERP retirement or early retirement benefits calculated as if he had terminated employment at an age equal to the lesser of 62, or the sum of his actual age plus three.

If Mr. Honeycutt’s employment is terminated by the Company for cause, he will receive: (i) base salary through the date of termination; (ii) a three-month period (or until the option expiration date, if earlier) to exercise stock options that are vested on the employment termination date; and (iii) SERP retirement benefits if he is 62 or older at the time of termination.

If Mr. Honeycutt’s employment is terminated for disability or by death, he or his estate will receive: (i) base salary through the date of termination; (ii) a pro rata annual bonus based upon his maximum bonus opportunity for the year; (iii) immediate vesting of all Incentive awards; (iv) immediate vesting of all stock options and restricted stock; and (v) SERP retirement benefits if he is 62 or older at the time of termination.

Stock Performance

The following graph compares the cumulative total return on CSC stock during the last five fiscal years with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Goldman Sachs Technology Services Index.

Indexed Return (1999 = 100)*

	Return 2000	Return 2001	Return 2002	Return 2003	Return 2004	CAGR
CSC Common Stock	43.37%	–59.12%	56.88%	–35.86%	24.44%	–6.00%
S&P 500 Index	17.94%	–21.68%	0.24%	–24.76%	33.50%	–1.44%
Goldman Sachs Technology Services Index	17.29%	–10.97%	20.16%	–44.16%	36.27%	–0.92%

__________

*	Assumes $100 invested on April 1, 1999 in Computer Sciences Corporation Common Stock, the S&P 500 Index, and the Goldman Sachs Technology Services Index. Indexed amounts and return percentages assume a March 31 fiscal year end.

PROPOSAL 2:  APPROVAL OF 2004 INCENTIVE PLAN

The Board has adopted the 2004 Incentive Plan (the “2004 Plan”) on June 7, 2004 and is submitting it for approval at the Annual Meeting. For more than 20 years, the Board has adopted a new equity incentive plan approximately every three years. Each of our plans has been approved by CSC stockholders. The two most recent plans were adopted in 2001 and 1998.

Our annual “net burn rate” (options granted minus options canceled) during the past three fiscal years has averaged 3,008,000 shares, or 1.6% of the outstanding CSC stock. As of June 7, 2004, only 882,407 shares of CSC stock remained available under our plans for new grants of equity incentives. The 2004 Plan authorizes an additional 9,000,000 shares for this purpose. The Board believes this amount should be sufficient for the next three years.

Potential Dilution

One common method of measuring the potential dilution attributable to equity incentive plans is to divide the sum of (i) the number of shares authorized for issuance under future awards plus (ii) the number of shares subject to outstanding awards, by the number of shares outstanding. CSC’s potential dilution increases each time we adopt a new equity incentive plan, and then decreases as shares are issued under the plan and as the number of shares outstanding increases.

The 2004, 2001 and 1998 plans originally authorized 9,000,000, 8,000,000 and 9,000,000 additional shares of CSC stock, respectively, for issuance under future awards. Although the number of shares outstanding has increased significantly during the last nine years, the decreases in CSC’s potential dilution following adoption of its three most recent plans has primarily been attributable to stock option exercises. Over the last three fiscal years, CSC’s stock price has been depressed and there have been an unusually low number of option exercises. The total number of shares issued upon the exercise of options during the three fiscal years preceding adoption of the 2004, 2001 and 1998 plans was 2,595,884, 5,941,046 and 9,105,364, respectively.

The effect of the unusually low exercise activity during the past three years can be seen in a comparison of the potential dilution prior to the adoption of our three most recent plans. As of the fiscal year-end preceding the adoption of the 2004, 2001 and 1998 plans, the potential dilution was 11.9%, 10.3% and 8.8% respectively. Including the additional shares subsequently authorized by 2004, 2001 and 1998 plans, the pro forma potential dilution increased to 16.7%, 15.0% and 14.5%, respectively. The 2004 Plan authorizes essentially the same number of additional shares as the 2001 and 1998 plans, and accounts for essentially the same percentage increase in potential dilution as the 2001 plan and a smaller percentage increase than the 1998 plan. Because of the dramatic decrease in stock option exercises, however, CSC’s potential dilution is significantly greater after adoption of the 2004 Plan, than after adoption of the 2001 and 1998 plans.

Option exercise activity has increased substantially, however, since fiscal 2004 year-end. In the approximately two-month period between year-end and the adoption of the 2004 Plan on June 7, 2004, options to purchase 319,785 shares were exercised. This represents an increase of more than 120% over the average rate of exercise during the last three fiscal years. Immediately following the adoption of the 2004 Plan on June 7, 2004, there were 9,882,407 shares available for the grant of future stock-based incentives, and 20,858,800 shares of CSC stock subject to outstanding options, which had a weighted average exercise price of $39.89.

The Board believes the number of shares authorized for issuance under the 2004 Plan should be determined by the appropriate annual net burn rate, rather than by potential dilution, which is significantly affected by events outside of CSC’s control. As mentioned above, the average annual net burn rate during the past three years has been slightly more than 3,000,000 shares, and the Board believes this number of shares represents a reasonable average annual budget for the next three years. Staying within this budget will likely require an increasing conservatism in our grants of equity incentives, given historic growth trends in CSC’s employee base (45,000 employees in 1998; 68,000 employees in 2001; and 90,000 employees in 2004).

Plan Summary

The 2004 Plan is attached as Appendix B to this Proxy Statement. The following summary of the 2004 Plan is qualified in its entirety by reference to the full text of the Plan.

Shares Available for Issuance

The maximum number of shares of CSC stock that may be issued pursuant to awards granted under the 2004 Plan is 9,000,000, subject to certain adjustments for corporate transactions, as described in “Adjustments” below. Shares of CSC stock issued under the 2004 Plan may consist of newly issued shares, treasury shares and/or shares purchased in the open market or otherwise. Only shares of CSC stock actually issued pursuant to awards granted under the 2004 Plan will be counted against the authorized shares. If an award is settled or terminates by expiration, forfeiture, cancellation or otherwise without the issuance of all shares originally covered by the award, then the shares not issued will again be available for use under the 2004 Plan. If the exercise or purchase price of an award or the tax withholding requirements attributable to an award are satisfied by the delivery of CSC stock to CSC, then the number of shares so delivered or withheld will be subtracted from the number of shares issued pursuant to the award for purposes of counting shares used.

All Employees Eligible

Each employee of CSC or any of its subsidiaries is eligible to be considered for the grant of awards under the 2004 Plan. As of June 11, 2004, there were approximately 90,000 eligible employees.

Administration by Independent Committee

The 2004 Plan will be administered by a committee of the Board (the “Committee”) consisting of three or more directors, each of whom is:

•	“independent” for purposes of CSC’s Corporate Governance Guidelines;

•	a “non-employee director” for purposes of SEC Rule 16b-3(b)(3); and

•	an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Committee will have full and final authority to select the employees to whom awards will be granted under the 2004 Plan, to grant awards and to determine the terms and conditions of those awards.

Types of Awards

The 2004 Plan provides for the grant of:

•	stock options;

•	restricted stock;

•	restricted stock units (“RSUs”); and

•	performance awards, payable in restricted stock, RSUs, shares of CSC stock, cash or other property, or any combination of the foregoing.

Subject to the 2004 Plan, the Committee will determine the terms and conditions of each award, which will be set forth in an award agreement executed by CSC and the participant.

Stock Options.  The 2004 Plan authorizes the Committee to grant incentive stock options and nonqualified stock options. The terms and conditions of the stock options will be determined by the Committee, subject to the requirements of the 2004 Plan. Among those requirements are the following:

•	No Discount Options. The exercise price per share cannot be less than the fair market value of a share on the date of option grant;

•	No Repricing. The 2004 Plan prohibits any adjustment to an outstanding option that reduces, or has the effect of reducing, the exercise price (other than in connection with certain corporate transactions, as described in “Adjustments” below), unless the adjustment is approved by CSC’s stockholders;

•	Maximum 10-Year Term. The option cannot be exercised after the 10th anniversary of the option grant date; and

•	Minimum 3-Year Vesting. The option cannot provide for scheduled vesting in full prior to the 3rd anniversary of the option grant date, although it may provide for accelerated vesting under specified circumstances.

Subject to the other provisions of the 2004 Plan, the exercise price of an Option may be paid in such form as the Committee may specify in the applicable award agreement, including by the delivery of cash, shares of CSC stock and/or other consideration (including, where permitted by law and the Committee, awards) having a fair market value on the exercise date equal to the total exercise price.

Restricted Stock and Restricted Stock Units.  The 2004 Plan authorizes the Committee to grant awards of restricted stock and RSUs with time-based vesting or performance-based vesting. An RSU represents the right to receive a specified number of shares of CSC stock, or cash based on the fair market value of those shares, upon vesting or at a later date permitted in the award agreement. The terms and conditions of the restricted stock and RSUs will be determined by the Committee, subject to the requirements of the 2004 Plan. Among those requirements are the following:

•	Minimum 3-Year Time-Based Vesting. Restricted stock and RSUs with time-based vesting cannot provide for scheduled vesting in full prior to the 3rd anniversary of the award grant date, although they may provide for accelerated vesting under specified circumstances; and

•	Voting and Dividend Rights. Unless the Committee determines otherwise, all restricted stock will have full voting and dividend rights, and all RSUs will have full dividend equivalent rights.

Performance Awards.  The 2004 Plan authorizes the Committee to grant performance awards payable in restricted stock, RSUs, shares of CSC stock, cash or other property, or any combination of the foregoing, based upon the achievement of specified performance goals during a specified performance period, which may be not less than one year, except with respect to new hires. Subject to the 2004 Plan, the performance goals, performance period and other terms and conditions applicable to performance awards will be specified by the Committee and set forth in the award agreement. Except as provided in the 2004 Plan, performance awards will be paid or distributed only after the end of the performance period.

Performance-Based Awards.  Section 162(m) of the Internal Revenue Code limits CSC’s federal income tax deduction for compensation paid to any of the officers named in its proxy statement. The limit is $1 million per officer per year, with certain exceptions. This deductibility cap does not apply to qualifying “performance-based compensation,” if approved in advance by CSC’s stockholders. It is intended that Performance-Based Awards granted under the 2004 Plan will qualify as deductible performance-based compensation if CSC stockholders approve the 2004 Plan and it is otherwise administered in compliance with Section 162(m).

A grant to a CSC officer of a performance award, or of restricted stock or RSUs with performance-based vesting, may be designated by the Committee as a “Performance-Based Award.” The performance goals for a Performance-Based Award must be based on one or more of the following and determined pursuant to an objective formula: (i) contract awards; (ii) backlog; (iii) market share; (iv) revenue; (v) sales; (vi) days’ sales outstanding; (vii) overhead; (viii) other expense management; (ix) operating income; (x) operating income margin; (xi) earnings (including net earnings, EBT, EBIT and EBITDA); (xii) earnings margin; (xiii) earnings per share; (xiv) cash flow; (xv) working capital; (xvi) book value per share; (xvii) improvement in capital structure; (xviii) credit rating; (xix) return on stockholders’ equity; (xx) return on investment; (xxi) return on assets; (xxii) total shareholder return; or (xxiii) stock price.

Any performance goal may be used to measure the performance of the employee, one or more CSC business units, or CSC as a whole, and may be measured relative to a peer group or index, or relative to target or budgeted amounts. Any performance criteria may be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

No Performance-Based Award granted under the 2004 Plan will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied. The Committee may not increase the value of a Performance-Based Award above the maximum value determined under the performance formula, but may retain the discretion to reduce the value below that maximum value.

Limitation on Issuance of Full Value Shares

No more than 50% of the total number of CSC shares authorized for issuance under the 2004 Plan may be issued as restricted stock or delivered in payment of an RSU or performance award (collectively, “full-value shares”).

Individual Award Limits

During any fiscal year, no employee may be granted under the 2004 Plan:

•	performance awards with a maximum aggregate value of more than $5,000,000 (including all cash payable, the fair market value of all shares issuable as shares of CSC stock or restricted stock, or pursuant to RSUs, and the fair market value of all other property); or

•	stock options, restricted stock and RSUs (excluding restricted stock and RSUs issued pursuant to a performance award) with respect to an aggregate of more than 750,000 shares of CSC stock (or cash amounts based on the fair market value of that number of shares).

Transferability

Unless the Committee determines otherwise:

•	no award, and no shares of CSC stock subject to an outstanding award as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, or transferred except by will or the laws of descent and distribution, and

•	each award is exercisable during the employee’s lifetime only by the employee or, if permissible under applicable law, by his or her guardian or legal representative.

Change in Control

Unless an award agreement shall specify otherwise, upon the date of a change in control of CSC:

•	all outstanding options will become fully vested and exercisable;

•	all restrictions applicable to outstanding restricted stock will lapse in full;

•	all outstanding RSUs will become fully vested; and

•	all performance awards will be considered earned and payable at the greater of (i) their value based on actual levels of achievement to date or (ii) their target value (prorated, in each case, if the change in control occurs during the performance period), and will be immediately paid or settled.

Adjustments

If there is a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or similar transaction, or a sale of substantially all of CSC’s assets, then, unless the terms of the transaction provide otherwise, the Committee will make such adjustments as it deems appropriate and proportionate in:

•	the number and type of shares subject to outstanding awards granted under the 2004 Plan, and the exercise or purchase price per share;

•	the maximum number and type of shares authorized for issuance under the 2004 Plan; and

•	the maximum number and type of shares issuable pursuant to awards granted under the 2004 Plan to any employee during any fiscal year.

Plan Amendments

The Board of Directors may amend or terminate all or any part of the 2004 Plan at any time and in any manner, subject to the following:

•	CSC stockholders must approve any amendment or termination if (i) stockholder approval is required by the SEC, New York Stock Exchange or any taxing authority, or (ii) the amendment or termination would materially increase the benefits accruing to employees, increase the maximum number of shares which may be issued under the 2004 Plan, materially modify the 2004 Plan’s eligibility requirements or in any way modify the prohibition on repricing options; and

•	employees must consent to any amendment or termination that would impair their rights under outstanding awards.

The Committee may amend the 2004 Plan at any time and in any manner as may be necessary for the 2004 Plan to conform to local rules and regulations in any jurisdiction outside the United States. The Committee may amend the terms of any outstanding award, but no such amendment may impair the rights of any employee without his or her consent.

Plan Duration.  The 2004 Plan became effective upon its adoption by the Board of Directors on June 7, 2004, but no awards may be granted under the 2004 Plan until it has been approved by CSC stockholders. No award may be granted under the 2004 Plan after June 7, 2014, but any award granted prior to that date may extend beyond that date.

New Plan Benefits.  Because benefits under the 2004 Plan will depend on the Committee’s actions and the fair market value of CSC stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2004 Plan is approved by CSC stockholders.

Federal Income Tax Treatment

The following is a brief description of the effect of U.S. federal income taxation upon an employee and CSC with respect to the grant and exercise of awards under the 2004 Plan, based on federal income tax laws in effect on the date hereof. The following is only a summary and therefore is not complete, does not discuss the income tax laws of any state or foreign country in which an employee may reside, and is subject to change. Employees granted awards under the 2004 Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the 2004 Plan.

Incentive Stock Options.  Pursuant to the 2004 Plan, employees may be granted stock options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code. Except as described in the following two sentences, the employee is generally not taxed and CSC is not entitled to a deduction on the grant or exercise of an incentive stock option, provided the option is exercised while the employee is employed by CSC or its subsidiaries, or within three months following termination of employment (one year if termination is due to permanent disability). The amount by which the fair market value of the shares acquired upon exercise of the option exceeds the exercise price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

If the employee disposes of shares acquired upon exercise of an incentive stock option at any time within one year after the date of exercise or two years after the date of grant of the option (such a disposition is referred to as a “disqualifying disposition”), then the employee will recognize:

•	capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise;

•	ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the option; and

•	capital loss equal to the excess, if any, of the exercise price over the sales price.

In the event of a disqualifying disposition, CSC will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

If the employee sells shares acquired upon exercise of an incentive stock option at any time after the first anniversary of the date of exercise and the second anniversary of the date of grant of the option, then the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the option, and CSC will not be entitled to any deduction.

Nonqualified Stock Options.  Pursuant to the 2004 Plan, employees may be granted stock options that do not qualify for treatment as “incentive stock options” (referred to as “nonqualified stock options”). The grant of a nonqualified stock option is also generally not a taxable event for the employee. Upon exercise of a nonqualified stock option to purchase shares, the employee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and CSC will be entitled to a deduction equal to such amount. A subsequent disposition of the shares will give rise to gain or loss equal to the difference between the sales price and the sum of the exercise price paid with respect to the shares plus the ordinary income recognized with respect to the shares. Any gain or loss on the subsequent disposition of shares acquired through the exercise of a nonqualified stock option will generally be treated as a long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

Restricted Stock.  Pursuant to the 2004 Plan, employees may be granted restricted stock. Unless the employee makes a timely election under Section 83(b) of the Internal Revenue Code, he or she will generally not recognize any taxable income until the restrictions on the shares expire or are removed, at which time the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price for the restricted shares, if any. If the employee makes an election under Section 83(b) within 30 days after receiving shares of restricted stock, he or she will recognize ordinary income on the date of receipt equal to the excess of the fair market value of the shares on that date over the purchase price for the restricted shares, if any. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

Restricted Stock Units.  Pursuant to the 2004 Plan, employees may be granted RSUs. The grant of an RSU is generally not a taxable event for the employee. In general, the employee will not recognize any taxable income until the shares of CSC stock subject to the RSU (or cash equal to the value of such shares) are distributed to him or her without any restrictions, at which time the employee will recognize ordinary income equal to the excess of the fair market value of the shares (or cash) at that time over the purchase price for the shares, if any. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

Performance Awards.  Pursuant to the 2004 Plan, employees may be granted performance awards. The grant of a performance is generally not a taxable event for the employee. Upon payment of a performance award, the employee will recognize ordinary income equal to the fair market value of any unrestricted stock (or cash) received. If a performance award is payable in whole or part by the grant of restricted stock or RSUs, the tax treatment is as described in the two preceding paragraphs. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

Withholding of Taxes.  Generally, CSC will be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with awards granted under the 2004 Plan. The employee may be required to pay the withholding taxes to CSC or make other provisions satisfactory to CSC for the payment of the withholding taxes as a condition to the exercise of stock options or the receipt of unrestricted stock pursuant to performance awards. Special rules will apply in cases where an employee pays the exercise or purchase price of an award, or the applicable withholding tax obligations, by delivering previously owned shares of CSC stock or by reducing the number of shares otherwise issuable pursuant to the award. Such a delivery of shares will in certain circumstances result in the recognition of income with respect to those shares.

Miscellaneous Tax Issues.  Awards to employees under the 2004 Plan may provide for accelerated vesting or payment in the event of a change in control of CSC. In that event, and depending upon the individual circumstances of the employee, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a employee will be subject to a 20% excise tax on any “excess parachute payment” and CSC will be denied any deduction with respect to such payment. As described in “Performance-Based Awards” above, in certain instances CSC may be denied a compensation deduction for awards granted to certain CSC officers to the extent their aggregate compensation exceeds $1,000,000 in a given year.

The Board of Directors recommends a vote FOR approval of the 2004 Incentive Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for fiscal year 2005. As a matter of good corporate governance, the Audit Committee has requested that the Board of Directors submit this appointment for ratification at the Annual Meeting. If this appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors.

We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He or she will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Fees

The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for services provided during the last two fiscal years:

	FY2004	FY2003
Audit Fees(1)	$4,691,000	$4,081,000
Audit-Related Fees(2)	1,390,000	1,286,000
Tax Fees(3)	3,232,000	2,811,000
All Other Fees(4)	7,000	5,000
	$9,320,000	$8,183,000

(1)	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries, and issuance of consents and comfort letters related to the filing of registration statements with the Securities and Exchange Commission.

(2)	Consists primarily of fees for third party data center reviews, accounting research, due diligence and employee benefit plan audits.

(3)	For fiscal year 2004, includes fees for tax compliance, tax consultation, and expatriate tax services of $1,379,000, $1,205,000 and $648,000, respectively. For fiscal year 2003, includes fees for tax compliance and consultation, and expatriate services of $2,052,000 and $759,000, respectively.

(4)	Consists primarily of technical training services.

Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent auditors, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2005.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the U.S. Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during the fiscal year ended April 2, 2004.

Stockholder Proposals and Nomination of Directors at the 2005 Annual Meeting

Stockholders may submit proposals, including director nominations, for consideration at the 2005 Annual Meeting of stockholders.

Stockholder Proposals.  For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2005 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than March 4, 2005. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245 Facsimile: (310) 322-9767

For a stockholder proposal that is not intended to be included in CSC’s 2005 proxy statement for the 2005 Annual Meeting, timely notice of the proposal in proper written form must be given to CSC’s Chairman of the Board, Chief Executive Officer or Secretary in accordance with the requirements set forth in our Bylaws. To be timely, the notice must be delivered to or mailed and received at our principal executive offices between March 12, 2005 and April 11, 2005. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then, in order to be timely, notice of the stockholder proposal must be so received not later than the 10th day after the earlier of (i) the day upon which the annual meeting date is first publicly disclosed, or (ii) the day upon which the notice of annual meeting is mailed.

Nomination of Director Candidates.  The Nominating/Corporate Governance Committee will consider candidates recommended by stockholders who beneficially own not less than 1% of the outstanding CSC stock. Any such recommendation for director nominees at the 2005 Annual Meeting must be submitted to the Committee, in care of the Corporate Secretary, and received at our principal executive offices by the deadline set forth above for receipt of stockholder proposals to be considered for inclusion in CSC proxy statement. See “Corporate Governance; Director Nomination Process” above for a list of items that should be included with the submission and a description of the Nominating/Corporate Governance Committee’s evaluation process.

Copy of Bylaw Provisions.  You may contact CSC’s Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals. CSC’s Bylaws are also available on the Company’s Website, www.csc.com, under “Corporate Governance.”

2004 Annual Report on Form 10-K

CSC’s 2004 Annual Report on Form 10-K is available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” It is also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

Investor Relations Computer Sciences Corporation 2100 East Grand Avenue El Segundo, California 90245

APPENDIX A

COMPUTER SCIENCES CORPORATION
AUDIT COMMITTEE CHARTER

as amended and restated effective June 7, 2004

Purpose

The role of the Audit Committee is:

(1)	to oversee the accounting, financial reporting processes and related internal control framework of the Company and audits of the Company’s financial statements and internal controls over financial reporting;

(2)	to assist the Board of Directors in its oversight of:

(a)	the integrity of the Company’s financial statements,

(b)	the Company’s compliance with legal and regulatory requirements,

(c)	the independent auditor’s qualifications and independence, and

(d)	the performance of the Company’s internal audit function and independent auditors; and

(3)	to prepare a report of the Committee as required by the Securities and Exchange Commission to be included in the Company’s annual Proxy Statement.

Membership

The Committee consists of at least three directors, each of whom:

(1)	is “independent,” both for purposes of the Company’s Corporate Governance Guidelines and the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange relating to audit committees; and

(2)	is financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after the director’s appointment to the Committee.

In addition, the Company must disclose whether at least one member of the Committee is an “audit committee financial expert” for purposes of the Securities and Exchange Commission rules relating to audit committees.

No member of the Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board of Directors shall have determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, which determination shall be disclosed in the Company’s annual proxy statement.

The members and Chairman of the Committee are appointed by the Board of Directors from time to time, and may be removed by the Board at any time. The Nominating/Corporate Governance Committee, in consultation with the Chief Executive Officer and taking into account the desires, experiences and expertise of the individual directors, recommends to the Board the membership and Chairman of the Committee.

Operations

1.	Meetings.

The Chairman of the Committee, in consultation with Committee members and the appropriate members of management, will establish a schedule of Committee meetings. Special meetings of the Committee may be called at any time by the Chairman of the Committee or the Chairman of the Board.

The Chairman of the Committee, in consultation with the appropriate members of management, will develop the agenda for each Committee meeting. Any director, whether or not a member of the Committee, may place an item on the agenda of any Committee meeting at any time.

A majority of the members of the Committee will constitute a quorum for the transaction of business, and the act of a majority of the members present and voting at any meeting at which a quorum is then present shall be the act of the Committee. A member may participate in a Committee meeting by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent thereto is signed by all members of the Committee.

The Committee shall keep regular minutes of its proceedings, including a copy of all actions by written consent, and the Chairman of the Committee shall report the same to the Board of Directors.

2.	Delegation.

Except to the extent prohibited by applicable law or the rules or regulations of the Securities and Exchange Commission or the New York Stock Exchange, the Committee is authorized to form subcommittees consisting of one or more members of the Committee, and to delegate any of its responsibilities to such a subcommittee.

3.	Performance Evaluation and Review of Charter.

Each year, the Committee shall (a) conduct and present to the Board of Directors a self-evaluation of its performance, and (b) review and reassess the adequacy of this Charter, and recommend any proposed changes to the Board.

Authority

The Committee will have the authority and resources necessary to discharge its responsibilities, including complete and direct access to members of management. The Committee has the authority to retain, at the Company’s expense, such independent counsel and other advisors as it may deem necessary or advisable to carry out its duties.

Responsibilities

The Committee shall undertake such responsibilities and tasks as may be delegated or assigned to it from time to time by the Board of Directors. The primary recurring responsibilities of the Committee are the following:

(1)	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

(2)	In accordance with Section 10A of the Securities Exchange Act of 1934, the Committee shall preapprove all auditing services and non-audit services (other than prohibited non-audit services, and other than permitted de minimus non-audit services) provided by the independent auditors. If the Committee delegates its preapproval authority hereunder, such authority shall only be delegated to one or more members of the Committee, and the decisions of any Committee member to whom such authority is delegated must be presented to the full Committee at its next scheduled meeting.

(3)	The Committee shall review:

(a)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(b)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c)	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company; and

(d)	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

(4)	The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(5)	At least annually, the Committee shall obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

(6)	After reviewing the foregoing report and the independent auditor’s work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal auditors. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee should present its conclusions with respect to the independent auditor to the Board of Directors.

(7)	The Committee shall discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(8)	The Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(9)	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management.

(10)	The Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

(11)	The Committee shall review with the independent auditor any audit problems (including any significant disagreements with management) or difficulties (including any restrictions on the scope of the independent auditor’s activities or on access to requested information), and management’s response. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(12)	The Committee shall set clear CSC hiring policies for employees or former employees of the independent auditors.

(13)	The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

(14)	The Committee shall prepare a report of the Committee as required by the Securities and Exchange Commission to be included in the Company’s annual Proxy Statement.

(15)	The Committee shall:

(a)	review the Company’s audited financial statements for each fiscal year and discuss them with management;

(b)	discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as it may be modified or supplemented;

(c)	receive the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discuss with them their independence; and

(d)	based on the review and discussions referred to in clauses (a) through (c), recommend to the Board of Directors whether such audited financial statements be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

(16)	The Committee shall periodically review and recommend to the Board any proposed changes to the Company’s Code of Ethics and Standards of Conduct and the Company’s Code of Ethics for the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer.

APPENDIX B

COMPUTER SCIENCES CORPORATION
2004 INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of this 2004 Incentive Plan (“Plan”) of Computer Sciences Corporation, a Nevada corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

SECTION 2.  CERTAIN DEFINITIONS

As used in this Plan, the following terms have the meanings set forth below:

(a)	“Award” means any Option, Restricted Stock, RSU or Performance Award.

(b)	“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted hereunder, in a form approved by the Committee or its delegate, that is executed or acknowledged by both the Company and the Participant.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means the first to occur of the following events:

(i)	the dissolution or liquidation of the Company;

(ii)	a sale of substantially all of the property and assets of the Company;

(iii)	a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding securities of any class then subject to this Plan being exchanged for or converted into cash, property and/or securities not issued by the Company;

(iv)	a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding securities of any class then subject to this Plan being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination;

(v)	any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company; or

(vi)	a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)	“Employee” means any employee of the Company or of any Subsidiary.

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)	“Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless the Committee shall determine otherwise, the Fair Market Value of a Share on any day means the last sale price, regular way, of a Share on such day (or in case the principal United States national securities exchange on which the Shares are listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Shares are listed or admitted to trading.

(i)	“Fiscal Year” means a fiscal year of the Company.

(j)	“Full-Value Shares” means Shares issued as Restricted Stock or pursuant to RSUs or Performance Awards.

(k)	“Incentive Stock Option” means a stock option granted hereunder that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(l)	“Nonqualified Stock Option” means an Option granted hereunder that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(m)	“Officer” means any corporate officer of the Company.

(n)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(o)	“Participant” means an Employee who is selected by the Committee to receive an Award under this Plan.

(p)	“Performance Award” means an Award which provides for payment or settlement in Restricted Stock, RSUs, Shares, cash, other property, or any combination of the foregoing, based on the achievement of specified performance goals during a specified Performance Period.

(q)	“Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(r)	“Restricted Stock” means any Share issued hereunder with the restriction that the holder may not sell, assign, transfer, pledge or otherwise encumber such Share, and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(s)	“Restricted Stock Unit” or “RSU” means a right granted hereunder to receive a specified number of Shares, or cash based on the Fair Market Value of such Shares, upon vesting or at a later date permitted in the Award Agreement.

(t)	“Shares” means shares of the Common Stock, par value $1.00 per share, of the Company, as adjusted in accordance with Section 5(d) hereof.

(u)	“Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.

(v)	The “Value” of a Performance Award means the sum of the following:

(i)	the amount of cash payable pursuant to the Performance Award; plus

(ii)	the Fair Market Value of the Shares issuable (as Shares or Restricted Stock, or pursuant to RSUs) or other property deliverable in settlement of the Performance Award, determined as of the date or dates of settlement.

SECTION 3.  ADMINISTRATION

This Plan shall be administered by a committee of the Board (the “Committee”). The Committee shall consist of at least three directors, each of whom:

(x)	is “independent” for purposes of the Company’s Corporate Governance Guidelines;

(y)	is a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated under the Exchange Act; and

(z)	is an “outside director” for purposes of Section 162(m) of the Code.

Unless and until the Board shall determine otherwise, the Compensation Committee of the Board shall serve as the Committee.

Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(a)	adopt, amend and rescind rules and regulations relating to this Plan;

(b)	determine which persons are Employees, and to which of such Employees, if any, Awards shall be granted hereunder;

(c)	grant Awards to Employees and determine the terms and conditions thereof, including the number of Shares and/or the amount of cash issuable pursuant thereto;

(d)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended;

(e)	determine whether, and the extent to which adjustments are required pursuant to Section 5(d) hereof; and

(f)	interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

Decisions of the Committee shall be final, conclusive and binding upon all persons and entities, including the Company, all stockholders of the Company, all Employees, all Participants and all persons claiming under Award Agreements.

SECTION 4.  ELIGIBILITY

Any Employee shall be eligible to be selected as a Participant.

SECTION 5.  SHARES SUBJECT TO THIS PLAN

(a)	The maximum aggregate number of Shares that may be issued pursuant to all Awards granted under this Plan shall be 9,000,000, subject to adjustment as provided in Section 5(d) hereof.

(b)	For purposes of Section 5(a) hereof, the number of Shares issued pursuant to an Award shall be equal to:

(i)	the number of Shares actually issued pursuant to such Award; minus

(ii)	the number of Shares tendered in payment of the exercise or purchase price of, or tax withholding obligation with respect to, such Award.

Any Shares which are subject to an Award that terminates by expiration, forfeiture, cancellation or otherwise, or which are subject to any part of an Award that is settled in cash in lieu of Shares, shall not be deemed issued pursuant to such Award for purposes of Section 5(a) hereof.

(c)	Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

(d)	If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments, as of the date of such transaction, in:

(i)	the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards, and the exercise price of outstanding Options;

(ii)	the maximum number and type of shares or other securities that may be issued pursuant to all Awards granted under this Plan, as set forth in Section 5(a) hereof; and

(iii)	the maximum number and type of shares or other securities that may be issued pursuant to Options, Restricted Stock and RSUs granted to any Participant during any Fiscal Year, as set forth in Section 6(b)(ii) hereof.

SECTION 6.  LIMITATIONS ON AWARDS

(a)	No more than 50% of the total number of Shares issued pursuant to Awards granted under this Plan shall be issued as Full-Value Shares.

(b)	During any Fiscal Year, no Participant may be granted:

(i)	Performance Awards with a maximum Value of more than $5,000,000; or

(ii)	Options, Restricted Stock and RSUs, other than Restricted Stock and RSUs granted in settlement of a Performance Award, with respect to an aggregate of more than 750,000 Shares (or cash amounts based on the Fair Market Value of that number of Shares).

SECTION 7.  STOCK OPTIONS

Incentive Stock Options and Non-Qualified Stock Options may be granted hereunder to Participants. All Options shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

(a)	Exercise Price. The exercise price per Share of an Option shall be determined by the Committee in its sole discretion; provided, however, that except in connection with an adjustment pursuant to Section 5(d) hereof, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option.

(b)	Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall be exercisable after the expiration of ten years from the date of grant of the Option.

(c)	Exercisability. Options shall be exercisable at such time or times as determined by the Committee, in its sole discretion, at or subsequent to grant; provided, however, that no Option shall vest in full prior to three years from the date of grant of the Option. Notwithstanding the foregoing, in the sole discretion of the Committee, an Option may provide for accelerated vesting in the event of the

Participant’s death, disability, retirement, involuntary termination without cause or voluntary termination for good reason. In addition, the vesting of an Option may be accelerated pursuant to Section 11 hereof upon a Change in Control.

(d)	Method of Exercise. Subject to the other provisions of this Plan, the exercise price of an Option may be paid in such form or forms as the Committee may specify in the applicable Award Agreement, including, without limitation, by the delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards), or any combination of the foregoing, having a Fair Market Value on the exercise date equal to the total exercise price.

SECTION 8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and RSUs may be granted hereunder to Participants. All Restricted Stock and RSUs shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

(a)	Restrictions. The restrictions applicable to each grant of Restricted Stock and the vesting provisions applicable to each grant of RSUs shall be determined by the Committee, in its sole discretion, and may either be based on (i) the Participant’s continued employment with the Company or any Subsidiary (“time-base vesting”) or (ii) the achievement of specified performance goals during a specified Performance Period (“performance-based vesting”).

(b)	Minimum Vesting Period. The minimum period of time until a grant of Restricted Stock with time-based vesting is no longer subject to any restrictions, or a grant of RSUs with time-based vesting is fully vested, shall be three years from the date of grant; provided, however, that the Committee may provide for a shorter period of time in the event of the Participant’s death, disability, retirement, involuntary termination without cause or voluntary termination for good reason. In addition, the vesting of Restricted Stock and RSUs may be accelerated pursuant to Section 11 hereof upon a Change in Control.

(c)	Voting and Dividend Rights. Unless the Committee, in its sole discretion, shall determine otherwise, all Restricted Stock shall have full voting and dividend rights, and all RSUs shall have full dividend equivalent rights.

(d)	Stock Certificates. Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate or certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

SECTION 9.  PERFORMANCE AWARDS

Performance Awards may be granted hereunder to Participants. All Performance Awards shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable:

(a)	The performance goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee, in its sole discretion; provided, however, that each Performance Period shall be not less than one year, except with respect to new hires.

(b)	Except as provided in Section 11 hereof, Performance Awards shall be paid or settled only after the end of the relevant Performance Period.

(c)	The performance levels to be achieved for each Performance Period and the amount of Restricted Stock, RSUs, Shares, cash or other property to be issued, paid or distributed shall be conclusively determined by the Committee.

(d)	Performance Awards may be paid or settled in a lump sum or in installments following the close of the Performance Period, or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10.  PERFORMANCE-BASED AWARDS

A grant to an Officer of Restricted Stock or RSUs with performance-based vesting, or of a Performance Award, may be designated by the Committee as a “Performance-Based Award.” Performance-Based Awards are intended to qualify as deductible “performance-based compensation” pursuant to Section 162(m) of the Code. All Performance-Based Awards shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan or Section 162(m), as the Committee shall deem desirable:

(a)	Performance-Based Awards shall vest or become payable solely on account of the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or more of the following: (i) contract awards; (ii) backlog; (iii) market share; (iv) revenue; (v) sales; (vi) days’ sales outstanding; (vii) overhead; (viii) other expense management; (ix) operating income; (x) operating income margin; (xi) earnings (including net earnings, EBT, EBIT and EBITDA); (xii) earnings margin; (xiii) earnings per share; (xiv) cash flow; (xv) working capital; (xvi) book value per share; (xvii) improvement in capital structure; (xviii) credit rating; (xix) return on stockholders’ equity; (xx) return on investment; (xxi) return on assets; (xxii) total shareholder return; or (xxiii) stock price.

(b)	Any performance goal may be used to measure the performance of the Participant, one or more of the Company’s business units, or the Company as a whole, and may be measured relative to a peer group or index, or relative to target or budgeted amounts. Any performance criteria may be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

(c)	Performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(d)	Prior to the vesting or payment of any Performance-Based Award, the Committee shall certify in writing that the applicable performance goals and any material terms thereof were, in fact, satisfied. The Committee may adjust downwards, but not upwards, the amount of Restricted Stock, RSUs, Shares, cash and other property issuable, payable or distributable pursuant to a Performance-Based Award, and the Committee may not waive the achievement of the applicable performance goals.

The Committee shall have full power and authority to impose such other restrictions on Performance-Based Awards as it shall deem necessary or appropriate in order that such Performance-Based Awards constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto, and the regulations thereunder.

SECTION 11.  CHANGE IN CONTROL

Notwithstanding any other provision of this Plan to the contrary, unless an Award Agreement shall specify otherwise, upon the date of a Change in Control:

(a)	all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;

(b)	all restrictions applicable to outstanding Restricted Stock shall lapse in full;

(c)	all outstanding RSUs that have not vested in full on or prior thereto shall be fully vested; and

(d)	all Performance Awards shall be considered earned and payable at the greater of (i) their Value based on actual levels of achievement to date or (ii) their target Value (prorated, in each case, if the Change in Control occurs during the Performance Period), and shall be immediately paid or settled.

SECTION 12.  AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate this Plan, or any portion thereof, at any time and in any manner; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without:

(a)	the approval of the Company’s stockholders, if:

(i)	such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply,

(ii)	such approval is required by the New York Stock Exchange or the Securities and Exchange Commission, or

(iii)	such amendment, alteration, suspension, discontinuation or termination would materially increase the benefits accruing to Participants, increase the maximum number of shares or other securities which may be issued under this Plan, materially modify this Plan’s eligibility requirements or in any way modify or change Section 13(a) hereof; and

(b)	the consent of each Participant whose rights under any outstanding Award would be impaired by such action.

Notwithstanding anything to the contrary herein, the Committee may amend this Plan at any time and in any manner, or adopt sub-plans, as may be necessary for this Plan to conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend, prospectively or retroactively, the terms of any outstanding Award; provided, however, that no such amendment shall impair the Participant’s rights under such Award without his or her consent.

SECTION 13.  GENERAL PROVISIONS

(a)	Repricing Prohibited. Outstanding Options shall not be repriced without the approval of the Company’s stockholders. “Repricing” means any of the following, or any other action that has the same effect:

(i)	lowering the exercise price of an Option after it is granted; or

(ii)	canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another option, restricted stock, or other equity (whether granted under this Plan or otherwise), unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction;

provided, however, that the term “repricing” does not include any adjustment made pursuant to Section 5(d) hereof.

(b)	Nontransferability of Awards. Unless the Committee determines otherwise at the time the Award is granted or thereafter:

(i)	no Award, and no Shares subject to an outstanding Award as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution; provided, however, that if so permitted by the Committee, a Participant may designate a beneficiary to exercise his or her rights under any Award after his or her death; and

(ii)	each Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by his or her guardian or legal representative.

(c)	Award Entitlement. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

(d)	Requirement of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until both the Company and such recipient shall have either executed an Award Agreement evidencing the Award and the recipient shall have delivered a copy thereof to the Company.

(e)	Termination, Forfeiture and Disgorgement. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

(i)	competing with the Company or participating in any enterprise that competes with the Company;

(ii)	using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and

(iii)	after the Participant is no longer employed by the Company or any Subsidiary:

(A)	soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,

(B)	soliciting or hiring any person who is then an Employee, or

(C)	taking any action that, in the judgment of the Committee, is not in the best interests of the Company.

(f)	Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee, in its sole discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g)	Award Deferrals. The Committee shall have full power and authority to establish procedures pursuant to which the payment or settlement of any Award may be deferred.

(h)	Withholding Taxes. The Company shall be authorized to withhold from any Award issuable or amount payable under this Plan the amount of withholding taxes due in respect of such Award or payment, and to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for a Participant to elect to satisfy such tax withholding obligations by delivering or transferring Shares to the Company, or by directing the Company to retain Shares otherwise deliverable to the Participant in connection with an Award.

(i)	Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Nevada and applicable U.S. federal law.

(j)	Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

(k)	Awards to Non-U.S. Employees. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 14.  TERM OF PLAN

This Plan is effective as of June 7, 2004, the date upon which it was approved by the Board; provided, however, that no Award may be granted under this Plan until it has been approved by the stockholders of the Company. No Award may be granted under this Plan after June 7, 2014, but any award granted prior to that date may extend beyond that date.

COMPUTER SCIENCES CORPORATION C/O MELLON INVESTOR SERVICES P.O. BOX 3315 SOUTH HACKENSACK, NJ 07606

VOTE BY INTERNET - www.proxyvote.com
Use the Internet up until 11:59 p.m. Eastern Daylight Time on August 8, 2004 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on August 8, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company's employee benefit plans must be given by 11:59 p.m. Eastern Daylight Time on August 4, 2004.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPUTER SCIENCES CORPORATION

	Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

1.	To elect nominees to the CSC Board of Directors
	01) Irving W. Bailey, II, 02) Stephen L. Baum, 03) Rodney F. Chase, 04) Van B. Honeycutt, 05) William R. Hoover, 06) Leon J. Level, 07) F. Warren McFarlan, 08) James R. Mellor and 09) Thomas H. Patrick.	0	0	0

	Vote on Proposals					For	Against	Abstain

2.	To approve the 2004 Incentive Plan.					0	0	0

3.	To ratify the appointment of independent auditors.					0	0	0

4.	To consider such other business as may properly come before the meeting, and any adjournments or postponements thereof.

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated		0

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

IMPORTANT NOTICE TO SHAREHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer shareholder accounts when they meet that state's criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the shareholder's possession is cancelled on the records of CSC's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC's Shareholder Services department or CSC's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC's transfer agent: Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606, telephone 800.676.0654, Internet address: www.MellonInvestor.com. Please inform Mellon Investor Services if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center of any address change or their local Human Resources representative if not supported by the CSC Service Center.

COMPUTER SCIENCES CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, AUGUST 9, 2004

      The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 10:00 a.m., Pacific Daylight Time, on August 9, 2004, and at any adjournment thereof, upon the election of directors, to approve the 2004 Incentive Plan, to ratify the appointment of independent auditors and to consider any other matter properly coming before the meeting.

      If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

      This card also provides voting instructions for shares, if any, held in the Company's employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO APPROVE THE 2004 INCENTIVE PLAN AND TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PROXY
If you do not vote by Internet, telephone or proxy card, or attend the meeting and vote by ballot, your shares cannot be voted.